Exhibit 99.1

PRESS RELEASE

SOURCE:    BNC BANCORP

CONTACT:   W. SWOPE MONTGOMERY, JR.
           PRESIDENT AND CEO
           336-476-9200

         BNC BANCORP COMPLETES ACQUISITION OF STERLINGSOUTH BANK & TRUST

THOMASVILLE, N.C., / -- BNC Bancorp (NASDAQ: BNCN) reported today that it has completed the acquisition of SterlingSouth Bank & Trust, which increases BNC Bancorp's total assets to $833 million as of June 30, 2006.

The shareholders of SterlingSouth Bank & Trust will receive a letter of transmittal from Registrar and Transfer within the coming weeks. Upon completion and submission, each share of SterlingSouth stock owned will be converted into
1.21056 shares of BNC Bancorp common stock. Those shareholders owning units will receive 1.21056 shares of BNC Bancorp common stock and $10.32 per unit.

The completion of the acquisition expands BNC Bancorp's presence in the Guilford County market, with its first entree into Greensboro. BNC Bancorp currently operates full-service offices in High Point and Oak Ridge in Guilford County.

"With the successful completion of SterlingSouth's merger with Bank of North Carolina, our Company will be over $830 million in assets, with a franchise that includes fourteen banking offices stretching along the I-85/I-40 corridor from the outskirts of Charlotte to Greensboro, historically one of the strongest growth areas in North Carolina. We are excited about the growth prospects in the Greensboro market, especially knowing that we have been able to retain all of Sterling's highly productive retail and commercial bankers. I personally want to assure SterlingSouth's customers and shareholders that they will receive the same quality service that they are accustomed to from the same bankers they have relied upon for the last several years," said W. Swope Montgomery, Jr., President and CEO.

Mr. Montgomery continued, "We are also very honored and pleased that Thomas R. Sloan, Randall R. Kaplan, Charles T. Hagan, III, and Ralph N. Strayhorn, III have agreed to joined our Company's Board of Directors. These four gentlemen have tremendous backgrounds as successful businessmen and community leaders. Just as with our employees, within our Board of Directors, our people make the difference and the addition of these four gentlemen is further evidence."

BNC Bancorp is the parent company of Bank of North Carolina, with the completion of the merger with SterlingSouth Bank & Trust, a $833 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Greensboro, Salisbury, Archdale, Lexington, Kernersville, Northern Davidson County and Oak Ridge, North Carolina. In addition, the Bank operates commercial and mortgage loan production offices in Winston-Salem and Harrisburg, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp's stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2006 and beyond, and the medium and long term strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.